UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2014, the February 3, 2011 License Agreement between Progenics Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. was automatically amended, as a result of Progenics' termination of its October 16, 2008 License Agreement with Ono Pharmaceutical Co., Ltd. as disclosed in Item 1.02 of this Report, to extend Salix' rights under the Salix Agreement to the license grants, territory and other rights reverting to or otherwise coming to be controlled, directly or indirectly, by Progenics or its affiliates as a result of such termination, including those previously provided in the Ono Agreement for the development and commercialization of Relistor® subcutaneous injection in Japan.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, Progenics last October commenced an arbitration with Ono under the provisions of the parties' 2008 License Agreement for the development and commercialization of Relistor subcutaneous injection in Japan.  The arbitration followed a communication from Ono that it has determined to discontinue development activity.  Ono has asked the arbitral panel to declare the Agreement terminated and/or rescinded.  Progenics believes these claims by Ono are without merit and is vigorously opposing them.  At no time since last October has Ono indicated that it has resumed or will resume the development activity that it determined to discontinue.

On May 20, 2014, Progenics delivered to Ono a notice of termination of their 2008 License Agreement under Section 10.2.1 based on Ono's material breach of the Agreement. Under the terms of the Agreement, the termination is effective immediately.

Under Progenics' 2011 License Agreement with Salix for the worldwide development and commercialization of Relistor other than in Japan, in the event the Ono Agreement terminates or rights thereunder otherwise revert to Progenics, the Salix Agreement automatically without payment by Salix extends to the license grants, territory and other rights provided in the Ono Agreement, as a result of which Salix and not Progenics receives such rights as a result of such termination.

The information in this Report is subject to a number of risks and uncertainties, including those set forth or referred to in the disclosure notices contained in Progenics' 2013 Annual Report on Form 10-K and its first quarter 2014 Quarterly Report on Form 10-Q, each filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: May 21, 2014